Exhibit 11.1

AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES

SCHEDULE SETTING FORTH COMPUTATION OF LOSS PER SHARE OF CLASS A STOCK

SIX MONTHS ENDED JUNE 30,	2003	2002

(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)

BASIC EPS
Net Gain (loss) (1)	$7,955	$(15,446)

Gain (Loss) per Class A Share	$0.40	$(0.79)

Shares used in calculation (2)	19,698	19,435

DILUTED EPS
Net Gain (loss)	$8,064	$(15,446)

Gain (loss) per Class A Share	$0.36	$(0.79)

Shares used in calculation (2)	22,103	19,435

(1)	After deduction of accrued preferred stock dividends of $109 and $113 respectively.
(2)	In 2002, the conversion of the 4% and 6-1/2% Preferred Stocks and the exercise of stock options was excluded from the diluted EPS calculation due to the antidilutive effect.

Exhibit 31.1

CERTIFICATION

I, Jack Bigio, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Ampal – American Israel Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:	August 13, 2003	/s/ Jack Bigio

Jack Bigio President and Chief Executive Officer

Exhibit 31.2

CERTIFICATION

I, Irit Eluz, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Ampal – American Israel Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:	August 13, 2003	/s/ Irit Eluz

Irit Eluz CFO and Vice President – Finance and Treasurer

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

               In connection with the quarterly report of Ampal-American Israel Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned executive officers of the Company certifies, to the best of such executive officer’s knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

               (1)     The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jack Bigio	/s/ Irit Eluz

Jack Bigio President and CEO Ampal-American Israel Corporation August 13, 2003	Irit Eluz CFO and Vice President Finance and Treasurer Ampal-American Israel Corporation August 13, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.